UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 10, 2011. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the four nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Kevin C. Conroy	230,624,223	2,871,619	278,191	20,247,148
Michael T. Cowhig	231,323,877	2,182,479	267,577	20,247,148
Mark D. Ketchum	231,293,256	2,267,253	213,524	20,247,148
Raymond G. Viault	213,116,219	20,390,359	267,455	20,247,148

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2011:

For	251,031,604
Against	2,546,873
Abstain	442,703
Broker Non-Votes	0

The stockholders approved the compensation for the Company’s named executive officers as presented in the Company’s proxy statement on a non-binding, advisory basis:

For	205,633,752
Against	27,667,949
Abstain	472,331
Broker Non-Votes	20,247,148

The stockholders voted to have the Company hold a vote every year to approve the compensation for the Company’s named executive officers on a non-binding, advisory basis:

One Year	214,001,162
Two Years	1,251,584
Three Years	17,877,049
Abstain	642,391
Broker Non-Votes	20,247,148

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

The stockholders approved a shareholder proposal entitled “Proposal 5 – Elect Each Director Annually”:

For	205,570,800
Against	27,687,355
Abstain	514,960
Broker Non-Votes	20,248,065

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: May 12, 2011	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary